Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter 2006

Supplemental Data

December 31, 2006

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended December 31, 2006 that will subsequently be released on Form 10-K to be filed on or before March 1, 2007.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14
Funds From Operations	15
Statement of Stockholders’ Equity	16
Taxable Income	17
Joint Venture Statements	18-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-27

Mortgage Investments and Preferred Equity	28-29

Property Data
Composition of Property Portfolio	30
Top Tenants	31
Tenant Diversification	32
Leasing Activity Summary	33-34
Lease Expiration Schedule	35

Summary of Acquisition/Disposition Activity	36-37
Supplemental Definitions	38
Corporate Information	39

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS Fourth Quarter 2006 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $60.5 million, or $1.18 per share for the fourth quarter ended December 31, 2006, a 15.7% increase over the same quarter in 2005 when FFO totaled $46.9 million, or $1.02 per share.

Net income available for common stockholders totaled $29.4 million, or $0.62 per share (diluted) for the fourth quarter ended December 31, 2006. Net income available to common stockholders totaled $20.8 million or $0.48 per share in the same quarter in 2005.  Fourth quarter 2006 results include gains on sale of $0.07 per share compared to no gains on sale in 2005.

Funds available for distribution, or FAD, for the fourth quarter 2006 increased to $0.78 per share (diluted) versus $0.67 per share (diluted) in the prior year, a 16.4% increase.

The Company’s dividend payout ratio was 59.2% of FFO and 90.2% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 44.9% in the fourth quarter to $159.5 million compared to $110.1 million in the prior year.  The $49.4 million growth in revenue resulted primarily from the following items:

•                  $15.2 million increase from 2006 and 2005 acquisitions,

•                  $10.9 million increase from same-store properties,

•                  $3.9 million increase in preferred equity and investment income, and

•                  $19.4 million increase in other revenue, which was primarily due to a incentive fees earned in 2006 ($8.8 million) as well as from fees earned from Gramercy ($2.5 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $25.8 million (41.4%) to $88.1 million.  The following items drove EBITDA improvements:

•                  $12.6 million increase from 2006 and 2005 acquisitions.

•                  $9.6 million increase from same-store properties.

•                  $3.9 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter decreased to $381.3 million from $400.0 million in the prior year.  The weighted-average yield for the quarter was 10.45% compared to 10.43% in the prior year.

•                  $0.2 million decrease from reductions in equity in net income from unconsolidated joint ventures primarily due to our investments at 1515 Broadway ($1.3 million), 485 Lexington Avenue ($0.6 million) and the Mack-Green joint venture ($0.4 million).  This was partially offset by increases at Gramercy ($1.8 million) and 1250 Broadway ($0.5 million).

•                  $13.7 million decrease from higher MG&A expense.  This is primarily due to higher compensation costs at GKK Manager LLC, which is consolidated into the accounts of SL Green.

•                  $13.6 million increase in non-real estate revenues net of expenses, primarily due to increased incentive fees earned in 2006 ($8.8 million) in addition to fee income from Gramercy ($2.5 million).

FFO before minority interests improved $9.9 million primarily as a result of:

•                  $25.8 million increase in EBITDA,

•                  $5.7 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $10.2 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2006 GAAP NOI increased $9.5 million (22.3%) to $52.1 million compared to the prior year.  Operating margins before ground rent increased from 54.2% to 58.2%.

The $9.5 million increase in GAAP NOI was primarily due to:

•                  $7.5 million (10.5%) increase in rental revenue primarily due to improved leasing,

•                  $0.5 million (3.3%) decrease in escalation and reimbursement revenue,

•                  $3.0 million (349.0%) increase in investment and other income, and

•                  $0.5 million (2.2%) increase in operating expenses, primarily driven by increases in payroll, repairs and maintenance and insurance costs, but was offset by reductions in utility costs.

Joint Venture Properties

The Joint Venture same-store properties fourth quarter 2006 GAAP NOI increased $1.3 million (5.5%) to $24.7 million compared to the prior year.  Operating margins before ground rent increased from 55.4% to 56.4%.

The $1.3 million increase in GAAP NOI was primarily due to:

•                  $0.8 million (2.4%) increase in rental revenue primarily due to improved leasing,

•                  $0.6 million (7.4%) increase in escalation and reimbursement revenue primarily due to electric reimbursements and real estate tax and operating expense recoveries,

•                  $0.1 million (15.4%) increase in other income, and

•                  $0.2 million (1.7%) increase in operating expenses primarily driven by increases in utilities and insurance.

STRUCTURED FINANCE ACTIVITY

As of December 31, 2006, our structured finance and preferred equity investments totaled $445.0 million.  The weighted average balance outstanding for the fourth quarter of 2006 was $381.3 million.  During the fourth quarter of 2006 the weighted average yield was 10.45%.

During the fourth quarter 2006, the Company originated $97.1 million of structured finance investments with an initial yield of 9.2%.There were no redemptions during the quarter.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2006 was 723,388 useable square feet net of holdover tenants.  During the quarter, 212,804 additional useable office, retail and storage square feet became available at an average escalated cash rent of $57.61 per rentable square foot.  The Company acquired 16,280 of available usable square feet in connection with the closing of the 800 Third Avenue transaction.  Space available to lease during the quarter totaled 936,192 useable square feet, or 4.9% of the total portfolio.

During the fourth quarter, 38 office leases, including early renewals, were signed totaling 452,497 rentable square feet.  New cash rents averaged $61.99 per rentable square foot.  Replacement rents were 28.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $48.18 per rentable square foot.  The average lease term was 10 years and average tenant concessions were 3.3 months of free rent with a tenant improvement allowance of $32.49 per rentable square foot.

The Company also signed 9 retail and storage leases, including early renewals, for 5,879 rentable square feet.  The average lease term was 9.1 years and the average tenant concessions were 2.7 months of free rent with a tenant improvement allowance of $21.83 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the fourth quarter totaled approximately $6.9 billion and included:

•                  In January 2007, the Company acquired Reckson Associates Realty Corp. for approximately $6.0 billion.  The transaction includes the acquisition of thirty properties encompassing approximately 9.2 million square feet, of which 5 properties encompassing approximately 4.2 million square feet are located in Manhattan.  Simultaneously, the Company also sold approximately $2.0 billion of the Reckson assets to an asset purchasing venture which includes certain members of Reckson’s senior management.

•                  In December 2006, the Company invested approximately $109.5 million in 800 Third Avenue through the origination of a loan secured by up to 47% of the interests in the property’s ownership, with an option to convert the loan to an equity interest. Certain existing members have the right to re-acquire approximately 4% of the property’s equity.  The investment values the midtown Manhattan office property at $285.0 million.  SL Green will control a minority interest in the property in a joint venture with the remaining existing owners. 800 Third Avenue is a 40-story Class A office building located in the Grand Central submarket.  Joseph P. Day Realty Corp. will continue to operate and lease the property in partnership with SL Green.

•                  In December 2006, the Company purchased interests in 485 Lexington Avenue from its partners, The City Investment Fund (CIF) and The Witkoff Group, resulting in majority ownership and control of the property. As a result of the acquisition of interests from CIF and The Witkoff Group, SL Green’s ownership interest in 485 Lexington Avenue is 87%.  The transaction values the property at $578 million compared to $225 million or $244 per square foot when first acquired in 2004.  In addition, SL Green originated a loan secured by CIF’s remaining ownership stake.  SL Green also acquired an option from CIF to purchase its remaining equity interest.

•                  During the fourth quarter of 2006, SL Green sold to CIF a 49.9% interest in the entity that owns the leasehold interest in 521 Fifth Avenue.  The sale of the interest in the property, which encompasses approximately 460,000 square feet, valued the property at $240.0 million.  This sale generated a gain of approximately $3.5 million, or $0.07 per share.

Investment In Gramercy Capital Corp.

At December 31, 2006, the book value of the Company’s investment in Gramercy totaled $118.6 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $7.9 million for the quarter ended December 31, 2006, including an incentive fee of $3.0 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  For the year ended December 31, 2006, the Company earned $24.3 million in fees from Gramercy.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.1 million and $16.0 million for the quarter and year ended December 31, 2006, respectively, compared to $3.2 million and $9.1 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended December 31, 2006, the Company’s MG&A includes approximately $1.9 million of costs associated with Gramercy as well as approximately $10.0 million of additional incentive compensation expense.  The Company’s board of directors elected to convey this additional incentive compensation to various senior executives in recognition of their extraordinary efforts in 2006, including the approval of the Reckson merger, as well as the Company’s sector leading performance.

FINANCING/ CAPITAL ACTIVITY

In November 2006, the Company sold 3,998,100 million shares of its common stock for net proceeds, after deducting underwriting discounts, commissions and transaction expenses, of approximately $532.1 million.

In January 2007, the Company exercised the accordian feature in their unsecured revolving line of credit. As a result, the capacity under the unsecured revolver increased by $300.0 million to $800.0 million.

In January 2007, the Company issued approximately 9.0 million common shares and closed on $298.0 million of new mortgage financing, assumed approximately $238.6 million of mortgage debt, approximately $967.8 million of unsecured notes and approximately $287.5 million of convertible debt in connection with the acquisition of Reckson.

Dividends

On December 4, 2006, the Company declared a dividend of $0.70 per common share for the fourth quarter 2006.  The dividend was payable January 12, 2007 to stockholders of record on the close of business on December 29, 2006.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.80 per common share.

On December 4, 2006, the Company also approved a distribution on its Series C preferred stock for the period October 15, 2006 through and including January 14, 2007, of $0.4766 per share, payable January 12, 2007 to stockholders of record on the close of business on December 29, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On December 4, 2006, the Company also approved a distribution on its Series D preferred stock for the period October 15, 2006 through and including January 14, 2007, of $0.4922 per share, payable January 12, 2007 to stockholders of record on the close of business on December 29, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

Other

For 2007, the consolidated Same-Store Properties will include 19 West and 28 West 44th Street and the joint-venture Same-Store Properties will include One Madison Avenue-South Building.

SL Green Realty Corp. Key Financial Data December 31, 2006 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Earnings Per Share
Net income available to common shareholders - diluted	$0.62	$2.53	$0.65	$0.54	$0.48
Funds from operations available to common shareholders - diluted	$1.18	$1.13	$1.22	$1.08	$1.02
Funds available for distribution to common shareholders - diluted	$0.78	$0.81	$0.94	$0.80	$0.67

Common Share Price & Dividends
At the end of the period	$132.78	$111.70	$109.47	$101.50	$76.39
High during period	$139.50	$115.90	$109.47	$103.09	$77.14
Low during period	$112.37	$107.17	$95.31	$77.70	$63.80
Common dividends per share	$0.70	$0.60	$0.60	$0.60	$0.60
FFO Payout Ratio	59.16%	53.16%	49.20%	55.53%	58.65%
FAD Payout Ratio	90.23%	73.75%	63.91%	75.40%	89.03%

Common Shares & Units
Common shares outstanding	49,840	45,774	43,226	43,133	42,456
Units outstanding	2,694	2,219	2,219	2,263	2,427
Total shares and units outstanding	52,534	47,993	45,445	45,396	44,883

Weighted average common shares and units outstanding - basic	49,689	47,495	45,421	45,169	44,596
Weighted average common shares and units outstanding - diluted	51,160	49,215	46,901	46,608	45,820

Market Capitalization
Market value of common equity	$6,975,465	$5,360,818	$4,974,864	$4,607,694	$3,428,612
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,815,379	1,975,325	1,853,644	1,693,907	1,542,252
Consolidated market capitalization	$9,048,344	$7,593,643	$7,086,008	$6,559,101	$5,228,364
SLG portion JV debt	1,209,281	1,181,397	1,179,332	1,111,160	1,040,265
Combined market capitalization	$10,257,625	$8,775,040	$8,265,340	$7,670,261	$6,268,629

Consolidated debt to market capitalization	20.06%	26.01%	26.16%	25.83%	29.50%
Combined debt to market capitalization	29.49%	35.97%	36.70%	36.57%	41.20%

Consolidated debt service coverage	3.12	3.38	3.63	3.55	3.53
Consolidated fixed charge coverage	2.36	2.47	2.59	2.45	2.39
Combined fixed charge coverage	1.89	1.93	2.03	1.95	1.93

Portfolio Statistics
Directly owned office buildings	20	20	23	22	21
Joint venture office buildings	8	7	7	7	7
	28	27	30	29	28

Directly owned square footage	10,086,000	9,625,000	9,965,000	9,805,000	9,345,000
Joint venture square footage	8,879,900	8,814,900	8,814,900	8,814,900	8,814,900
	18,965,900	18,439,900	18,779,900	18,619,900	18,159,900

Quarter end occupancy-portfolio	97.0%	96.1%	95.9%	95.2%	96.7%
Quarter end occupancy- same store - wholly owned	97.5%	97.0%	96.8%	96.1%	96.0%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	97.4%	96.9%	96.9%	96.3%	96.5%

SL Green Realty Corp. Key Financial Data December 31, 2006 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/05

Selected Balance Sheet Data
Real estate assets before depreciation	$3,055,159	$2,824,688	$2,634,724	$2,343,714	$2,222,922
Investments in unconsolidated joint ventures	$686,069	$549,040	$571,418	$533,145	$543,189
Structured finance investments	$445,026	$347,558	$333,989	$466,173	$400,076

Total Assets	$4,632,227	$4,226,806	$3,691,952	$3,482,532	$3,309,777

Fixed rate & hedged debt	$1,511,714	$1,418,106	$1,419,065	$1,254,116	$1,255,141
Variable rate debt	303,665	462,219	339,579	439,791	287,111
Total consolidated debt	$1,815,379	$1,880,325	$1,758,644	$1,693,907	$1,542,252

Total Liabilities	$2,109,451	$2,239,912	$2,090,786	$1,893,838	$1,751,275

Fixed rate & hedged debt-including SLG portion of JV debt	$2,099,716	$1,957,206	$1,958,896	$1,768,857	$1,741,225
Variable rate debt - including SLG portion of JV debt	924,944	1,104,516	979,080	1,036,210	841,292
Total combined debt	$3,024,660	$3,061,722	$2,937,976	$2,805,067	$2,582,517

Selected Operating Data
Property operating revenues	$118,111	$113,124	$104,004	$97,948	$90,531
Property operating expenses	56,309	58,867	53,269	52,824	46,583
Property operating NOI	$61,802	$54,257	$50,735	$45,124	$43,948
NOI from discontinued operations	—	1,674	2,079	1,694	2,601
Total property operating NOI	$61,802	$55,931	$52,814	$46,818	$46,549

SLG share of Property NOI from JVs	$37,419	$36,587	$33,834	$32,130	$31,595
SLG share of FFO from Gramercy Capital	$5,083	$4,125	$3,694	$3,168	$3,205
Structured finance income	$15,210	$15,714	$17,305	$13,479	$11,266
Other income	$26,215	$9,517	$11,475	$9,900	$8,337

Marketing general & administrative expenses	$25,669	$13,829	$13,257	$12,986	$11,965

Consolidated interest	$29,834	$24,764	$22,901	$18,850	$20,100
Combined interest	$50,154	$43,990	$40,088	$34,428	$34,642
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics
Total office leases signed	38	56	57	65	55
Total office square footage leased	452,497	586,223	427,862	539,399	963,087

Average rent psf	$61.99	$62.67	$46.40	$37.74	$46.89
Escalated rents psf	$48.18	$49.81	$42.08	$32.33	$38.99
Percentage of rent over escalated	28.7%	25.8%	10.3%	16.7%	20.3%
Tenant concession packages psf	$32.49	$14.90	$24.89	$12.91	$39.57
Free rent months	3.3	1.9	2.5	2.1	6.2

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Assets
Commercial real estate properties, at cost:
Land & land interests	$439,986	$349,073	$302,821	$270,351	$288,239
Buildings & improvements fee interest	2,111,970	1,671,234	1,477,106	1,365,554	1,440,584
Buildings & improvements leasehold	490,995	705,900	703,843	695,601	481,891
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$3,055,159	$2,738,415	$2,495,978	$2,343,714	$2,222,922
Less accumulated depreciation	(279,436)	(253,136)	(236,727)	(231,561)	(219,295)
	$2,775,723	$2,485,279	$2,259,251	$2,112,153	$2,003,627
Other Real Estate Investments:
Investment in unconsolidated joint ventures	686,069	549,040	571,418	533,145	543,189
Structured finance investments	445,026	347,558	333,989	466,173	400,076

Assets held for sale	—	121,962	170,173	—	—
Cash and cash equivalents	117,178	176,444	14,184	20,535	24,104
Restricted cash	252,272	227,482	61,663	59,489	60,750
Tenant and other receivables, net of $11,079 reserve at 12/31/06	34,483	32,037	27,115	21,011	23,722
Related party receivables	7,195	9,563	8,330	6,329	7,707
Deferred rents receivable, net of reserve for tenant credit loss of $10,925 at 12/31/06	96,624	85,242	81,561	80,249	75,294
Deferred costs, net	97,850	74,223	73,747	77,145	79,428
Other assets	119,807	117,976	90,521	106,303	91,880

Total Assets	$4,632,227	$4,226,806	$3,691,952	$3,482,532	$3,309,777

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Liabilities and Stockholders’ Equity
Mortgage notes payable	$1,190,379	$1,255,325	$1,078,999	$912,262	$885,252
Unsecured & Secured term loans	525,000	525,000	525,000	525,000	525,000
Revolving credit facilities	—	—	54,645	156,645	32,000
Accrued interest	10,008	9,353	7,991	7,706	7,711
Accounts payable and accrued expenses	138,181	96,741	84,977	69,079	87,390
Deferred revenue	43,721	63,358	49,045	30,759	25,691
Capitalized lease obligations	16,394	16,359	16,325	16,292	16,260
Deferred land lease payable	16,938	16,782	16,625	16,469	16,312
Dividend and distributions payable	40,917	33,247	31,725	31,408	31,103
Security deposits	27,913	28,368	30,075	28,218	24,556
Liabilities related to assets held for sale	—	95,379	95,379	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$2,109,451	$2,239,912	$2,090,786	$1,893,838	$1,751,275

Minority interest in other partnerships	56,162	56,929	37,164	34,693	25,012
Minority interest in operating partnership (2,694 units outstanding) at 12/31/06	71,731	71,910	67,498	68,982	74,049

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 49,840 issued and outstanding at 12/31/06	498	458	432	431	425
Additional paid – in capital	1,809,893	1,268,491	991,241	983,144	959,858
Accumulated other comprehensive income	13,971	13,060	20,009	19,750	15,316
Retained earnings	322,219	327,744	236,520	233,392	235,540
Total Stockholders’ Equity	$2,394,883	$1,858,055	$1,496,504	$1,485,019	$1,459,441

Total Liabilities and Stockholders’ Equity	$4,632,227	$4,226,806	$3,691,952	$3,482,532	$3,309,777

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
Revenues
Rental revenue, net	$101,230	$74,345	$93,233	$365,135	$285,316
Escalation and reimbursement revenues	16,881	16,186	19,891	68,053	55,739
Investment income	15,210	11,266	15,714	61,982	44,989
Other income	26,215	8,337	9,517	57,107	38,142
Total Revenues, net	159,536	110,134	138,355	552,277	424,186

Equity in net income from unconsolidated joint ventures	10,537	10,706	9,679	40,780	49,349

Operating expenses	32,255	26,937	34,920	125,912	99,464
Ground rent	5,463	5,162	4,846	20,150	19,250
Real estate taxes	18,591	14,484	19,101	75,204	58,037
Marketing, general and administrative	25,669	11,965	13,829	65,741	44,215
Total Operating Expenses	81,978	58,548	72,696	287,007	220,966

EBITDA	88,095	62,292	75,338	306,050	252,569

Interest	29,834	20,100	24,764	96,349	77,353
Amortization of deferred financing costs	1,329	875	1,140	4,425	4,461
Depreciation and amortization	21,592	15,869	19,289	75,085	58,648

Income Before Minority Interest and Items	35,340	25,448	30,145	130,191	112,107

Income from discontinued operations	—	1,977	1,595	4,217	6,506
Gain on sale of discontinued operations	3,451	—	94,631	97,427	33,875
Equity in net gain on sale of joint venture property	—	—	—	—	11,550
Minority interest	(4,464)	(1,620)	(2,713)	(11,116)	(6,619)
Net Income	34,327	25,805	123,658	220,719	157,419

Dividends on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875

Net Income Available For Common Shareholders	$29,358	$20,836	$118,689	$200,844	$137,544

Earnings per Share
Net income per share (basic)	$0.62	$0.49	$2.62	$4.50	$3.29
Net income per share (diluted)	$0.62	$0.48	$2.53	$4.38	$3.20

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2006	2005	2006	2006	2005
Funds from operations
Net Income before Minority Interests and Items		$35,340	$25,448	$30,145	$130,191	$112,107

Add:	Depreciation and amortization	21,592	15,869	19,289	75,085	58,648
	FFO from discontinued operations	—	2,600	1,674	5,172	9,002
	FFO adjustment for joint ventures	8,808	8,130	9,648	34,049	30,412
Less:	Dividends on preferred shares	4,969	4,969	4,969	19,875	19,875
	Non real estate depreciation and amortization	241	204	240	988	781
	Funds From Operations	$60,530	$46,874	$55,547	$223,634	$189,513

	Funds From Operations - Basic per Share	$1.22	$1.05	$1.17	$4.75	$4.28

	Funds From Operations - Diluted per Share	$1.18	$1.02	$1.13	$4.61	$4.16

Funds Available for Distribution
FFO		$60,530	$46,874	$55,547	$223,634	$189,513

Add:	Non real estate depreciation and amortization	241	204	240	988	781
	Amortization of deferred financing costs	1,329	875	1,140	4,425	4,461
	Non-cash deferred compensation	2,320	1,086	2,113	9,298	4,219
Less:	FAD adjustment for Joint Ventures	10,416	5,658	6,139	22,613	21,135
	FAD adjustment for discontinued operations	—	558	15	30	668
	Straight-line rental income and other non cash adjustments	6,353	1,868	4,517	21,657	15,949
	Second cycle tenant improvements	3,209	5,626	4,989	18,179	19,324
	Second cycle leasing commissions	1,380	1,159	976	7,113	8,032
	Revenue enhancing recurring CAPEX	548	595	138	975	778
	Non- revenue enhancing recurring CAPEX	2,824	2,696	2,228	6,928	3,442

Funds Available for Distribution		$39,690	$30,879	$40,038	$160,850	$129,647
	Diluted per Share	$0.78	$0.67	$0.81	$3.32	$2.85

First Cycle Leasing Costs
	Tenant improvements	19,940	5,065	1,091	23,246	8,782
	Leasing commissions	10,908	3,179	296	14,742	6,061

Funds Available for Distribution after First Cycle Leasing Costs		$8,842	$22,635	$38,651	$122,862	$114,804

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.17	$0.49	$0.79	$2.53	$2.52

Redevelopment Costs		$5,959	$5,124	$3,366	$15,374	$10,932

Payout Ratio of Funds From Operations		59.16%	58.65%	53.16%	54.21%	53.30%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		90.23%	89.03%	73.75%	75.37%	77.92%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

						Accumulated
	Series C	Series D				Other
	Preferred	Preferred		Additional	Retained	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Income	TOTAL

Balance at December 31, 2005	$151,981	$96,321	$425	$959,858	$235,540	$15,316	$1,459,441

Net Income					220,719		220,719
Preferred Dividend					(19,875)		(19,875)
Exercise of employee stock options			5	14,452			14,457
Stock-based compensation fair value				5,528			5,528
Cash distributions declared ($2.50 per common share)					(114,165)		(114,165)
Comprehensive Income - Unrealized gain of derivative instruments						(1,345)	(1,345)
Redemption of units and dividend reinvestment proceeds			3	19,485			19,488
Net proceeds from common stock offering			64	800,200			800,264
Deferred compensation plan			1	302			303
Amortization of deferred compensation				10,068			10,068
Balance at December 31, 2006	$151,981	$96,321	$498	$1,809,893	$322,219	$13,971	$2,394,883

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2005	42,455,829	2,426,786	—	44,882,615	—	44,882,615

YTD share activity	7,383,807	267,114		7,650,921		7,650,921
Share Count at December 31, 2006 - Basic	49,839,636	2,693,900	—	52,533,536	—	52,533,536

Weighting Factor	(5,246,588)	(182,727)	1,390,877	(4,038,438)		(4,038,438)
Weighted Average Share Count at December 31, 2006 - Diluted	44,593,048	2,511,173	1,390,877	48,495,098	—	48,495,098

TAXABLE INCOME Unaudited ($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2006	2005

Net Income Available For Common Shareholders	$200,844	$137,544
Book/Tax Depreciation Adjustment	20,687	6,479
Book/Tax Gain Recognition Adjustment	(61,744)	(50,088)
Book/Tax JV Net equity adjustment	(15,362)	25,290
Other Operating Adjustments	(15,371)	(23,100)
C-corp Earnings	(4,518)	(1,825)
Taxable Income (Projected)	$124,536	$94,300

Dividend per share	$2.50	$2.22
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	49,840	42,456

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North,1466 Broadway, 286 & 290 Madison Avenue and 1140 Avenue of the Americas through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	December 31, 2006		December 31, 2005
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$654,925	$303,372	$647,787	$287,853
Buildings & improvements fee interest	2,913,767	1,349,429	2,703,563	1,200,377
Buildings & improvements leasehold	247,062	122,664	20,038	9,017
	3,815,754	1,775,465	3,371,388	1,497,247
Less accumulated depreciation	(212,665)	(102,185)	(152,910)	(72,112)

Net Real Estate	3,603,089	1,673,280	3,218,478	1,425,135

Cash and cash equivalents	105,563	49,740	73,615	33,214
Restricted cash	24,876	11,161	27,101	10,285
Tenant receivables, net of $1,340 reserve at 12/31/06	10,236	4,842	7,049	3,026
Deferred rents receivable, net of reserve for tenant credit loss of $2,395 at 12/31/06	75,306	36,989	55,383	26,930
Deferred costs, net	67,876	31,893	64,170	29,229
Other assets	35,323	16,691	42,256	19,718

Total Assets	$3,922,269	$1,824,596	$3,488,052	$1,547,537

Mortgage loans payable	$2,510,498	$1,209,281	$2,257,667	$1,040,265
Derivative Instruments-fair value	25	14	1,968	205
Accrued interest payable	11,635	5,518	12,119	5,764
Accounts payable and accrued expenses	64,788	29,868	71,686	30,514
Security deposits	10,790	4,942	6,646	3,144
Contributed Capital (1)	1,324,533	574,973	1,137,966	467,645

Total Liabilities and Equity	$3,922,269	$1,824,596	$3,488,052	$1,547,537

As of December 31, 2006 the Company has twelve unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 16.67% interest in 1 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas, a 55% interest in the South Building of 1 Madison Avenue, a 30% interest in the Clock Tower of 1 Madison Avenue, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 45% interest in 800 Third Avenue and a 50% interest in 521 Fifth Avenue.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following four joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 45% interest in 1604 Broadway and a 50% interest in 25-29 West 34th Street.

(1)          Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000's omitted)

	Three Months Ended December 31, 2006		Three Months Ended September 30, 2006	Three Months Ended December 31, 2005
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$94,438	$47,767	$46,957	$89,949	$40,929
Escalation and reimbursement revenues	21,015	10,864	9,311	18,210	8,374
Investment and other income	2,842	1,468	2,821	1,442	679
Total Revenues, net	$118,295	$60,099	$59,089	$109,601	$49,982

Expenses
Operating expenses	$27,759	$13,997	$13,585	$24,129	$11,048
Ground rent	267	120	101	58	26
Real estate taxes	17,195	8,563	8,816	15,820	7,313
Total Operating Expenses	$45,221	$22,680	$22,502	$40,007	$18,387

GAAP NOI	$73,074	$37,419	$36,587	$69,594	$31,595
Cash NOI	$64,134	$33,021	$31,592	$62,888	$28,947

Interest	38,026	20,320	19,226	31,393	14,542
Amortization of deferred financing costs	1,267	726	694	1,572	737
Depreciation and amortization	20,353	10,334	10,625	18,288	8,303

Net Income	$13,428	$6,039	$6,042	$18,341	$8,013

Plus: Real estate depreciation	20,353	10,334	10,624	18,288	8,300
Funds From Operations	$33,781	$16,373	$16,666	$36,629	$16,313

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,267	$726	$695	$1,572	$737
Less: Straight-line rental income and other non-cash adjustments	(8,954)	(4,405)	(4,995)	(6,310)	(2,464)
Less: Second cycle tenant improvement	(8,458)	(4,149)	(45)	(4,362)	(2,262)
Less: Second cycle leasing commissions	(5,173)	(2,264)	(1,553)	(2,933)	(1,331)
Less: Recurring CAPEX	(689)	(324)	(241)	(734)	(338)
FAD Adjustment	$(22,007)	$(10,416)	$(6,139)	$(12,767)	$(5,658)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000's omitted)

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$366,869	$181,773	$343,041	$154,999
Escalation and reimbursement revenues	76,118	38,252	63,305	28,969
Investment and other income	14,035	6,102	7,740	3,696
Total Revenues, net	$457,022	$226,127	$414,086	$187,664

Expenses
Operating expenses	$103,435	$51,394	$88,721	$40,743
Ground rent	942	423	58	26
Real estate taxes	69,922	34,340	63,634	29,190
Total Operating Expenses	$174,299	$86,157	$152,413	$69,959

GAAP NOI	$282,723	$139,970	$261,673	$117,705
Cash NOI	$249,028	$124,540	$233,680	$105,558

Interest	137,903	72,311	98,378	43,956
Amortization of deferred financing costs	5,279	2,951	5,149	2,367
Depreciation and amortization	76,964	37,902	66,824	29,881

Net Income	$62,577	$26,806	$91,322	$41,501

Plus: Real estate depreciation	76,962	37,901	66,824	29,878
Funds From Operations	$139,539	$64,707	$158,146	$71,379

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$5,281	$2,952	$5,149	$2,367
Less: Straight-line rental income and other non-cash adjustments	(33,704)	(15,435)	(27,496)	(11,960)
Less: Second cycle tenant improvement	(10,626)	(5,165)	(14,656)	(6,704)
Less: Second cycle leasing commissions	(9,186)	(4,004)	(8,718)	(4,238)
Less: Recurring CAPEX	(1,834)	(961)	(1,269)	(599)
FAD Adjustment	$(50,069)	$(22,613)	$(46,990)	$(21,134)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets

	December 31,	September 30,
	2006	2006
Assets
Cash	$19,314	$39,842
Loans and other lending investments, net	2,144,151	2,064,058
Investment in joint ventures	57,567	58,512
Operating real estate, net	99,821	94,298
Other assets	445,260	283,244
Total Assets	$2,766,113	$2,539,954

Liabilities and Stockholders’ Equity
Repurchase agreement	$277,412	$58,739
Credit facilities	15,000	—
Collateralized debt obligation	1,714,250	1,714,250
Mortgage note payable	94,525	94,525
Other liabilities	54,266	68,649
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	2,305,453	2,086,163

Stockholders’ Equity
Total stockholders’ equity	460,660	453,791

Total Liabilities and Stockholders’ Equity	$2,766,113	$2,539,954

Total Outstanding Shares	25,878	25,835

Total SLG Shares	6,418	6,418

SLG Investment in Gramercy at Cost	$113,682	$113,682

Income Statements

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues
Investment Income	$60,108	$26,303	$176,421	$73,302
Rental Revenue - net	1,487	905	2,402	1,219
Gain on sales and other income	5,669	4,837	19,392	13,564
Total revenues	67,264	32,045	198,215	88,085

Expenses
Interest	34,019	13,455	98,299	33,771
Management fees	4,875	3,336	16,668	9,600
Incentive fees	3,017	1,237	7,609	2,276
Depreciation and amortization	620	440	1,582	672
Marketing, general and administrative	4,238	2,255	11,957	6,976
Provision for loan loss	1,000	75	1,430	1,030
Total expenses	47,769	20,798	137,545	54,325

Income from continuing operations before equity in net loss of unconsolidated joint ventures, minority interest and taxes	19,495	11,247	60,670	33,760
Equity in net loss of unconsolidated joint ventures	(870)	(575)	(2,960)	(1,489)
Income from continuing operations before minority interest and taxes	18,625	10,672	57,710	32,271

Provision for taxes	(630)	100	(1,808)	(900)
Net income available to common shareholders	17,995	10,772	55,902	31,371
Plus: Real estate depreciation	2,319	2,049	8,125	5,119
FFO	$20,314	$12,821	$64,027	$36,490

SLG share of net income	$4,503	$2,693	$13,977	$7,843

SLG share of FFO	$5,083	$3,203	$16,070	$9,125

GKK Manager

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Base management income	$2,706	$2,130	$10,147	$6,347
Other fee income	4,112	2,186	10,471	3,972
Marketing, general and administrative expenses	(1,909)	(2,160)	(8,067)	(7,389)
Net Income before minority interest	4,909	2,156	12,551	2,930
Less: minority interest	(1,678)	(706)	(4,289)	(878)
SLG share of GKK Manager net income	3,231	1,450	8,262	2,052
Servicing and administrative reimbursements	1,061	685	3,652	2,302
Net management income and reimbursements from Gramercy	$4,292	$2,135	$11,914	$4,354

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	12/31/2006		9/30/2006	6/30/2006	3/31/2006	12/31/2005
Market Capitalization
Common Equity:
Common Shares Outstanding	49,840		45,774	43,226	43,133	42,456
OP Units Outstanding	2,694		2,219	2,219	2,263	2,427
Total Common Equity (Shares and Units)	52,534		47,993	45,445	45,396	44,883
Share Price (End of Period)	$132.78		$111.70	$109.47	$101.50	$76.39
Equity Market Value	$6,975,465		$5,360,818	$4,974,864	$4,607,694	$3,428,612

Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	1,190,379		1,255,325	1,078,999	912,262	885,252
Outstanding Balance on - Term Loans	525,000		525,000	525,000	525,000	525,000
Outstanding Balance on – Unsecured Credit Line	—		—	54,645	156,645	32,000
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Liability Held for Sale	—		95,000	95,000	—	—
Total Consolidated Debt	1,815,379		1,975,325	1,853,644	1,693,907	1,542,252
Company’s Portion of Joint Venture Debt	1,209,281		1,181,397	1,179,332	1,111,160	1,040,265
Total Combined Debt	3,024,660		3,156,722	3,032,976	2,805,067	2,582,517

Total Market Cap (Debt & Equity)	$10,257,625		$8,775,040	$8,265,340	$7,670,261	$6,268,629

Availability under Lines of Credit
Senior Unsecured Line of Credit(A)	484,482	(A)	486,482	431,837	329,275	453,920
Term Loans	—		—	—	—	—
Total Availability	$484,482		$486,482	$431,837	$329,275	$453,920

(A) As reduced by $15,518 letter of credit

Combined Capitalized Interest	$2,873	$5,069	$4,342	$4,291	$2,388

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	20.06%	26.01%	26.16%	25.83%	29.50%
Debt to Gross Real Estate Book Ratio	59.30%	69.65%	69.79%	72.65%	69.76%
Secured Real Estate Debt to Secured Assets Gross Book	76.31%	75.11%	74.76%	72.62%	75.60%
Unsecured Debt to Unencumbered Assets-Gross Book Value	28.58%	41.37%	44.60%	54.55%	44.28%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	29.49%	35.97%	36.70%	36.57%	41.20%
Debt to Gross Real Estate Book Ratio	62.77%	72.78%	74.19%	72.37%	69.82%
Secured Debt to Secured Assets Gross Book	71.94%	74.26%	74.13%	72.25%	72.17%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2006	2005	2006	2006	2005
	Property NOI

	Property Operating NOI	$61,802	$43,948	$54,257	$211,922	$164,304
	NOI from Discontinued Operations	—	2,601	1,674	5,447	9,192
	Total Property Operating NOI - Consolidated	61,802	46,549	55,931	217,369	173,496
	SLG share of Property NOI from JVs	37,419	31,595	36,587	139,970	117,705
	GAAP NOI	$99,221	$78,144	$92,518	$357,339	$291,201

Less:	Free Rent (Net of Amortization)	4,415	1,526	2,566	10,944	11,296
	Net FAS 141 Adjustment	1,104	845	1,004	3,949	2,764
	Straightline Revenue Adjustment	6,270	2,902	7,028	26,349	18,797

Plus:	Allowance for S/L tenant credit loss	960	291	1,000	3,844	4,087
	Ground Lease Straight-line Adjustment	157	136	157	628	592
	Cash NOI	$88,549	$73,298	$83,077	$320,569	$263,023

	Components of Debt Service and Fixed Charges

	Interest Expense	30,034	20,284	24,960	97,126	78,336
	Fixed Amortization Principal Payments	1,391	954	961	4,317	3,525
	Total Consolidated Debt Service	31,425	21,238	25,921	101,443	81,861

	Payments under Ground Lease Arrangements	5,306	5,113	4,764	19,772	19,007
	Dividend on perpetual preferred shares	4,969	4,969	4,969	19,876	19,876
	Total Consolidated Fixed Charges	41,700	31,320	35,654	141,091	120,744

	Adjusted EBITDA	99,870	74,980	89,660	356,573	295,181
	Interest Coverage Ratio	3.26	3.70	3.50	3.54	3.77
	Debt Service Coverage Ratio	3.12	3.53	3.38	3.39	3.61
	Fixed Charge Coverage Ratio	2.36	2.39	2.47	2.46	2.44

SELECTED FINANCIAL DATA 2006 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2006	2005	%	2006	2006	2005	%
Revenues
	Rental Revenue, net	78,669	71,213	10%	76,633	305,597	285,316	7%
	Escalation & Reimbursement Revenues	14,358	14,859	-3%	16,747	58,921	51,886	14%
	Investment Income	351	229	53%	418	1,312	729	80%
	Other Income	4,036	1,065	279%	1,081	7,786	3,492	123%
	Total Revenues	97,414	87,366	12%	94,879	373,616	341,423	9%
Expenses
	Operating Expense	24,640	24,114	2%	28,026	100,464	92,926	8%
	Ground Rent	4,750	4,825	-2%	4,750	19,149	18,913	1%
	Real Estate Taxes	15,439	15,395	0%	16,372	65,740	62,773	5%
		44,829	44,334	1%	49,148	185,353	174,612	6%

	EBITDA	52,585	43,032	22%	45,731	188,263	166,811	13%

	Interest Expense & Amortization of Financing costs	10,880	11,152	-2%	11,071	43,923	43,342	1%
	Depreciation & Amortization	14,434	13,756	5%	14,150	56,445	52,316	8%

	Income Before Minority Interest	27,271	18,124	50%	20,510	87,895	71,153	24%
Plus:	Real Estate Depreciation & Amortization	14,423	13,747	5%	14,138	56,403	52,278	8%

	FFO	41,694	31,871	31%	34,648	144,298	123,431	17%

Less:	Non – Building Revenue	458	419	9%	464	1,843	1,488	24%

Plus:	Interest Expense & Amortization of Financing costs	10,880	11,152	-2%	11,071	43,923	43,342	1%
	Non Real Estate Depreciation	11	9	22%	12	42	38	11%
GAAP NOI		52,127	42,613	22%	45,267	186,420	165,323	13%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	224	(806)	-128%	426	4,118	5,975	-31%
	Straightline Revenue Adjustment	3,264	2,062	58%	3,269	12,981	9,959	30%
	Rental Income - FAS 141	293	293	0%	293	1,160	1,160	0%
Plus:	Allowance for S/L tenant credit loss	705	508	39%	638	2,720	3,260	-17%
	Ground Lease Straight-line Adjustment	87	87	0%	87	347	542	-36%
Cash NOI		49,138	41,659	18%	42,004	171,228	152,031	13%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.38%	48.73%		47.62%	49.78%	48.17%
	Cash NOI to Real Estate Revenue, net	50.31%	47.63%		44.19%	45.72%	44.30%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	58.24%	54.24%		52.62%	54.89%	53.68%
	Cash NOI before Ground Rent/Real Estate Revenue, net	55.09%	53.05%		49.10%	50.74%	49.65%

SELECTED FINANCIAL DATA 2006 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Twelve Months Ended
		December 31,	December 31,		December 31,	December 31,
		2006	2005	%	2006	2005	%
Revenues
	Rental Revenue, net	33,908	33,124	2%	135,174	132,798	2%
	Escalation & Reimbursement Revenues	9,170	8,537	7%	35,185	29,652	19%
	Investment Income	692	110	530%	1,868	350	434%
	Other Income	530	449	18%	3,432	2,879	19%
	Total Revenues	44,300	42,220	5%	175,659	165,679	6%
Expenses
	Operating Expense	11,343	11,158	2%	45,074	40,766	11%
	Ground Rent	—	—	—	—	—	—
	Real Estate Taxes	7,605	7,583	0%	31,835	30,069	6%
		18,948	18,741	1%	76,909	70,834	9%

	EBITDA	25,352	23,479	8%	98,750	94,845	4%

	Interest Expense & Amortization of Financing costs	11,512	8,859	30%	43,950	28,026	57%
	Depreciation & Amortization	6,067	5,919	2%	24,242	23,228	4%

	Income Before Minority Interest	7,773	8,700	-11%	30,558	43,591	-30%
Plus:	Real Estate Depreciation & Amortization	6,066	5,919	2%	24,241	23,226	4%

FFO		13,839	14,619	-5%	54,799	66,817	-18%

Less:	Non – Building Revenue	702	117	501%	1,895	369	414%

Plus:	Interest Expense & Amortization of Financing costs	11,512	8,859	30%	43,950	28,026	57%
	Non Real Estate Depreciation	1	1	58%	1	2	-54%
GAAP NOI		24,650	23,362	6%	96,855	94,476	3%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,203	(414)	-390%	1,227	2,416	-49%
	Straightline Revenue Adjustment	846	1,164	-27%	4,297	5,881	-27%
	FAS 141	245	245	0%	979	979	0%
Plus:	Allowance for S/L tenant credit loss	125	51	143%	509	861	-41%
	Ground Lease Straight-line Adjustment	—	—	—	—
Cash NOI		22,482	22,420	0%	90,861	86,061	6%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	56.38%	55.42%		55.58%	56.85%
	Cash NOI to Real Estate Revenue, net	51.42%	53.18%		52.14%	51.79%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.38%	55.42%		55.58%	56.85%
	Cash NOI before Ground Rent/Real Estate Revenue, net	51.42%	53.18%		52.14%	51.79%

DEBT SUMMARY SCHEDULE Unaudited ($000’s omitted)

	Principal O/S		2007			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	12/31/2006	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed Rate Debt
125 Broad Street	73,985	8.29%	644	Oct-07	73,984	—	Open
673 First Avenue	33,816	5.67%	696	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,199	7.87%	232	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.24%	3,268	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	115,182	8.44%	2,487	Nov-10	104,691	—	Open
625 Madision Avenue	101,834	6.27%	2,059	Nov-15	78,595	—	Open
55 Corporate Drive	95,000	6.24%	—	Jun-16	95,000	—	Open
609 Fifth Avenue	101,807	5.85%	1,215	Oct-13	92,062	—	Jul-13

	862,823	6.25%	10,601		786,339

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	5.57%	—	May-10	154,923	—	—
609 Partners, LLC	63,891	5.00%	—	Jun-16	63,891	—	Jun-08
	223,891	5.41%	—		218,814
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 140bps) (2)	325,000	5.63%	—	Aug-09	325,000	—	Aug-07
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jul-15	100,000	—	—
	425,000	5.63%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,511,714	5.95%	10,601		1,430,153

Floating rate Debt
Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	6.65%	—	May-10	40,000	—	—
1551/1555 Broadway (Libor + 200 bps) (3)	78,208	7.31%	—	Aug-08	78,208	—	Open
141 Fifth Avenue (Libor + 225 bps) (3)	10,457	7.58%	—	Sep-07	10,457	Sep-10	—
717 Fifth Avenue (Libor + 160 bps)	175,000	6.93%	—	Sep-08	175,000	—	—

	303,665	7.01%	—		303,665

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 110 bps)	—	6.43%	—	Sep-08	—	Aug-09	Open
	—	6.43%	—		—

Total Floating Rate Debt/Wtd Avg	303,665	7.01%	—		303,665

Total Debt/Wtd Avg	1,815,379	6.13%	10,601		1,733,818

Weighted Average Balance & Interest Rate	1,949,170	6.16%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
1250 Broadway (Libor + 80bps)	115,000	63,250	6.53%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps) (4)	170,000	76,500	5.86%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	6.23%	—	Nov-07	343,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue (3)	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
1 Madison Avenue - South Building	683,374	375,856	5.91%	5,447	May-20	222,492	—	Jun-20
1 Madison Avenue - Clock Tower (Libor + 160bps)	127,323	38,197	6.98%	—	Nov-07	38,197	Nov-08	Nov-06
379 West Broadway (Libor + 225bps) (3)	12,872	5,792	7.58%	—	Dec-07	5,792	Dec-10	—
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
521 Fifth Avenue (Libor +100bps)	140,000	70,140	6.35%	—	Apr-11	70,140	—	Open
800 Third Avenue (Libor + 62.5bps)	20,910	9,431	5.98%	—	Aug-08	9,431	—	Open
Mack - Green Joint Venture	102,520	49,210	7.76%	322	May-08 & Aug-14	45,529	—	—

Total Joint Venture Debt/Wtd Avg	2,510,499	1,209,281	6.21%	5,769		1,046,784

Weighted Average Balance & Interest Rate with SLG JV debt	3,135,657	6.19%

(1) There is a LIBOR swap on this loan of 4.65% from May 2006 through December 2008.

(2) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3) Committed amount for 1551/1555 Broadway and 21 West 34th Street is $112.7mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm, for 100 Park is $175mm and for 379 West Broadway is $13.25mm.

(4) There is a LIBOR swap of 4.76% on $65mm of this loan.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2007 Scheduled	2008 Scheduled	2009 Scheduled	2010 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,807	2037
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	1,550	805	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1604 Broadway (2)	2,350	2,350	2,350	2,350	326	2021	(7)

Total	20,697	20,697	20,697	20,697	16,938

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,394	2037

(1) Per the balance sheet at December 31, 2006

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2029.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

(7) Subject to renewal at the Company’s option through 2036.The Company has a 45% interest in this property.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

9/30/2005	400,049	398,433	10.26%	10.34%	3.86%

Originations/Accretion (1)	152
Preferred Equity	—
Redemptions /Amortization	(125)
12/31/2005	400,076	399,889	10.43%	10.44%	4.39%

Originations/Accretion (1)	61,127
Preferred Equity	5,000
Redemptions /Amortization	(30)
3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

Originations/Accretion (1)	37,282
Preferred Equity	7,000
Redemptions /Amortization	(176,466)
6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

Originations/Accretion (1)	288
Preferred Equity	32,500
Redemptions /Amortization	(19,219)
9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

Originations/Accretion (1)	97,475
Preferred Equity	—
Redemptions /Amortization	(7)
12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$85,411	$762,500	$236	11.19%	11.04%

Mezzanine Debt	$243,421	$5,040,000	$431	9.34%	8.84%

Preferred Equity	$116,194	$3,103,724	$190	11.59%	11.47%

Balance as of 12/31/06	$445,026	$8,906,224	$694	10.45%	9.95%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 7.4 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Dec-06	Sep-06	Jun-05	Mar-05	Dec-05	Rent ($’s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
“Same Store”				%	%	%	%	%	%	$	%	%
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	98.9	98.7	96.7	94.5	96.5	7,537,152	2	1	31
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	17,892,636	4	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	85.7	85.7	85.7	86.4	84.1	15,993,192	4	3	21
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	100.0	100.0	100.0	99.5	99.5	42,376,140	10	7	38
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,863,624	2	1	19
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	92.2	91.7	94.6	93.7	93.7	18,699,120	4	3	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	6	98.3	98.9	98.0	97.4	97.1	56,781,348	14	9	253
440 Ninth Avenue	Garment	Fee Interest	339,000	2	99.4	99.4	99.4	99.4	100.0	10,672,008	3	2	12
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	89.7	87.6	87.6	89.7	89.7	11,116,824	3	2	16
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	98.3	100.0	100.0	96.9	93.8	9,902,508	2	2	29
555 West 57th Street	Midtown West	Fee Interest	941,000	5	99.9	99.9	99.9	100.0	100.0	28,327,128	7	4	16
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	97.3	99.0	99.0	91.7	91.7	38,757,480	9	6	34
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	96.8	82.7	82.7	77.8	77.8	13,769,028	3	2	11
70 West 36th Street	Garment	Fee Interest	151,000	1	99.6	98.2	96.0	95.2	96.1	4,477,500	1	1	27
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	100.0	100.0	96.1	100.0	100.0	23,656,020	6	4	19
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	98.0	98.0	98.0	98.0	100.0	34,826,568	8	6	18

Subtotal / Weighted Average			8,354,000	44	97.5	97.0	96.8	96.1	96.0	$342,648,276	82	54	634

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	97.4	99.4	98.5	98.1	96.8	11,007,852	3	2	64
28 West 44th Street	Midtown	Fee Interest	359,000	2	96.5	95.7	96.2	95.0	94.2	13,021,272	3	2	78
485 Lexington Avenue	Grand Central North	Fee Interest	921,000	5	90.5	78.7	74.1	71.2	100.0	38,294,568	9	6	12
609 Fifth Avenue	Midtown	Fee Interest	160,000	1	98.8	98.8	98.8	—	—	12,604,404	3	2	22
Subtotal / Weighted Average			1,732,000	9	93.7	87.6	85.1	81.7	98.1	$74,928,096	18	12	176

Total / Weighted Average Properties 100% Owned			10,086,000	53	96.9	95.4	94.7	93.8	96.3	$417,576,372	100	66	810

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	93.5	97.8	97.8	97.8	36,138,480		1	19
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	98.6	98.6	95.5	95.8	95.8	25,368,036		3	35
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	9	99.0	99.0	99.6	100.0	100.0	84,846,420		9	9
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	4	92.1	93.3	93.8	89.7	92.7	33,872,520		3	35
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	97.3	97.3	96.6	96.5	96.5	140,038,668		10	25
Subtotal / Weighted Average			6,717,000	36	97.3	96.8	97.1	96.7	97.0	$320,264,124		26	123

Adjustments
521 Fifth Avenue - 50.1%	Midtown	Leasehold Interest	460,000	2	90.4	94.2	94.2	97.4	—	17,608,128		1	51
800 Third Avenue - 45.1%	Grand Central North	Fee Interest	526,000	3	96.9	—	—	—	—	25,130,040		2	25
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	98.6	98.6	98.6	97.5	97.5	56,804,028		5	3
Subtotal / Weighted Average			2,162,900	11	96.4	97.3	97.3	97.5	97.5	$99,542,196		8	79

Total / Weighted Average Properties Less Than 100% Owned			8,879,900	47	97.1	95.2	94.9	94.1	97.4	$419,806,320		34	202

Grand Total / Weighted Average			18,965,900	100	97.0	96.1	95.9	95.2	96.7	$837,382,692			1,012
Grand Total - SLG share of Annualized Rent										$629,828,623		100

Same Store Occupancy% - Combined			15,071,000	79	97.4	96.9	96.9	96.3	96.5

(1) Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Clock Tower - 30%	Park Avenue South	Fee Interest	220,000	43	—	—	—	—	—	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	5	—	—	—	—	—	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	41,100	8	72.7	17.2	17.2	17.2	17.2	$4,117,584	7	2
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	4	100.0	—	25.0	25.0	100.0	5,865,012	N/A	N/A
25-27 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	21,700	4	—	30.7	30.7	30.7	—	—	—	3
29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	29,300	6	58.8	69.1	74.4	74.4	—	890,988	2	6
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	12	100.0	100.0	100.0	100.0	100.0	2,777,160	5	7
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	76,400	15	63.1	63.1	—	—	—	12,504,504	43	8
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	4	100.0	100.0	100.0	100.0	100.0	822,600	2	4
Total / Weighted Average Retail/Development Properties			515,706	100	N/A	N/A	N/A	N/A	N/A	$26,977,848	57	30

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent	Rating (1)

Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,410,339	$72,338,316	$51.29	8.6%	$49,515,577	7.9%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,123,879	50,574,552	$45.00	6.0%	27,816,004	4.4%	A+
Citigroup, N.A.	125 Broad Street, 1 Park Avenue, 750 Third Avenue, 485 Lexington Avenue & 800 Third Avenue	2007, 2010 & 2017	653,366	28,766,064	$44.03	3.4%	27,662,636	4.4%	AA+
Omnicom Group	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	573,470	20,889,012	$36.43	2.5%	20,889,012	3.3%	A-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	517,768	33,535,284	$64.77	4.0%	15,090,878	2.4%	A+
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,680,288	$52.77	3.1%	11,556,130	1.8%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	20,007,564	$47.60	2.4%	9,003,404	1.4%	A+
Advance Magazine Group	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.5%	12,686,556	2.0%
Visiting Nurse Service of New York	1250 Broadway	2018	295,870	9,560,868	$32.31	1.1%	6,326,904	1.0%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	256,422	7,984,440	$31.14	1.0%	7,984,440	1.3%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	253,316	8,602,032	$33.96	1.0%	8,602,032	1.4%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	234,207	11,337,732	$48.41	1.4%	11,337,732	1.8%	BBB
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	232,092	7,948,212	$34.25	0.9%	7,948,212	1.3%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,283,628	$18.81	0.5%	4,283,628	0.7%
Vivendi Universal US Holdings	800 Third Avenue	Various	226,105	11,375,412	$50.31	1.4%	5,130,311	0.8%	BBB
The Travelers Indemnity Company	485 Lexington Avenue	2016	214,978	10,748,904	$50.00	1.3%	5,374,452	0.9%	A+
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	188,625	8,504,328	$45.09	1.0%	8,504,328	1.4%	AAA
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,716,752	$49.72	1.0%	3,922,538	0.6%	B2
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Avenue	2013, 2015 & 2016	173,741	6,912,912	$39.79	0.8%	1,692,241	0.3%
The Segal Company	1 Park Avenue	2009	157,947	6,977,076	$44.17	0.8%	1,163,079	0.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,846,544	$39.31	0.7%	2,923,272	0.5%	AAA
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,681,296	$51.90	0.9%	3,456,583	0.5%
Ross Procurement, Inc.	1372 Broadway	2016	138,130	4,370,256	$31.64	0.5%	4,370,256	0.7%	BBB
Altria Corporate Services	100 Park Avenue	2007	136,118	6,641,388	$48.79	0.8%	3,320,694	0.5%	BBB+
Allen & Overy, LLP	1221 Ave.of the Americas	Various	135,885	11,565,468	$85.11	1.4%	5,204,461	0.8%

Total			8,871,786	$403,534,884	$45.49	48.2%	$265,765,359	42.2%

Wholly Owned Portfolio + Allocated JV Properties			18,965,900	$837,382,692	$44.15		$629,828,623

(1) - 60% of Portfolio’s Largest Tenants have investment grade credit ratings. 33.5% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION

Based on Base Rental Revenue

Based on Square Feet Leased

Leasing Activity Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/06			723,388

Add: Acquired Vacancies	800 Third Avenue		16,280

Space which became available during the Quarter (A):
Office

	461 Fifth Avenue	1	6,639	6,639	$50.42
	100 Park Avenue	1	9,749	9,749	$42.52
	470 Park Ave South	2	4,500	4,500	$32.82
	110 East 42nd Street	3	7,476	7,476	$33.04
	19 West 44th Street	4	8,023	8,023	$37.11
	1221 Sixth Avenue	4	103,991	103,991	$69.56
	521 Fifth Avenue	3	32,978	32,978	$39.86
	625 Madison Avenue	2	9,867	9,867	$44.50
	420 Lexington Avenue	4	8,467	10,193	$43.60
	Total/Weighted Average	24	191,690	193,416	$56.22

Retail

	521 Fifth Avenue	2	19,700	19,700	$73.89
	Total/Weighted Average	2	19,700	19,700	$73.89

Storage

	28 West 44th Street	2	1,191	1,191	$21.22
	1250 Broadway	1	223	223	$20.46
	Total/Weighted Average	3	1,414	1,414	$21.10

	Total Space became Available during the Quarter
	Office	24	191,690	193,416	$56.22
	Retail	2	19,700	19,700	$73.89
	Storage	3	1,414	1,414	$21.10
		29	212,804	214,530	$57.61

	Total Available Space		936,192

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

–

Leasing Activity
Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/06				936,192

Office

	485 Lexington Avenue	5	10.3	108,654	109,506	$ 60.62	$ 38.90	$ 44.37	3.4
	461 Fifth Avenue	2	6.9	10,816	11,293	$ 76.39	$ 50.68	$ 24.60	3.1
	1 Park Avenue	1	15.6	38,186	37,925	$ 38.50	$ 54.79	$ 40.00	6.0
	70 West 36th Street	1	5.0	1,989	2,104	$ 34.50	$ 37.27	$ 5.00	1.0
	673 First Avenue	3	15.0	59,621	65,096	$ 33.20	$ —	$ 36.58	4.6
	110 East 42nd Street	3	7.2	7,974	9,369	$ 39.29	$ 27.11	$ 33.49	1.9
	19 West 44th Street	2	3.6	2,255	2,329	$ 40.49	$ 34.96	$ 6.73	—
	28 West 44th Street	2	3.0	3,513	4,145	$ 41.71	$ 41.80	$ 1.09	0.5
	1221 Sixth Avenue	3	12.2	104,042	110,948	$ 80.84	$ 65.94	$ 34.97	3.5
	521 Fifth Avenue	3	8.8	35,410	38,405	$ 49.25	$ 20.01	$ 32.50	3.7
	420 Lexington Avenue	1	5.0	1,120	1,721	$ 38.00	$ 30.33	$ 3.17	—
	Total/Weighted Average	26	11.6	373,580	392,841	$ 57.93	$ 49.07	$ 36.95	3.8

Retail

	317 Madison Avenue	1	14.3	2,275	2,275	$ 225.00	$ 115.96	$ 56.07	7.0
	Total/Weighted Average	1	14.3	2,275	2,275	$ 225.00	$ 115.96	$ 56.07	7.0

Storage

	220 East 42nd Street	1	5.3	326	343	$ 26.67	$ —	$ 2.19	—
	1 Park Avenue	1	8.8	631	911	$ 25.00	$ —	$ —	—
	317 Madison Avenue	1	2.3	60	60	$ 20.00	$ —	$ —	—
	28 West 44th Street	1	1.0	441	586	$ 23.30	$ 17.53	$ —	—
	1250 Broadway	1	2.3	600	857	$ 20.00	$ —	$ —	—
	Total/Weighted Average	5	4.5	2,058	2,757	$ 23.18	$ 17.53	$ 0.27	—

Leased Space
	Office (3)	26	11.6	373,580	392,841	$ 57.93	$ 49.07	$ 36.95	3.8
	Retail	1	14.3	2,275	2,275	$ 225.00	$ 115.96	$ 56.07	7.0
	Storage	5	4.5	2,058	2,757	$ 23.18	$ 17.53	$ 0.27	—
	Total	32	11.6	377,913	397,873	$ 58.64	$ 49.51	$ 36.80	3.8

Total Available Space @ 12/31/06			558,279

Early Renewals
Office

	220 East 42nd Street	1	1.0	13,194	13,194	$ 36.44	$ 35.82	$ —	—
	461 Fifth Avenue	1	5.0	13,032	13,496	$ 70.00	$ 62.61	$ —	—
	70 West 36th Street	2	5.5	6,488	6,714	$ 30.76	$ 28.77	$ 1.27	0.76
	110 East 42nd Street	1	5.0	1,982	2,202	$ 42.50	$ 39.81	$ 3.11	—
	28 West 44th Street	1	5.2	9,951	9,951	$ 42.00	$ 43.36	$ 10.00	1.0
	521 Fifth Avenue	1	5.0	6,673	8,224	$ 50.00	$ 34.68	$ 8.73	—
	420 Lexington Avenue	5	3.9	4,190	5,875	$ 51.10	$ 50.43	$ —	—
	Total/Weighted Average	12	4.1	55,510	59,656	$ 47.86	$ 43.77	$ 3.13	0.3

Retail

	1221 Sixth Avenue	1	3.0	279	279	$ 46.00	$ 40.00	$ —	—
	Total/Weighted Average	1	3.0	279	279	$ 46.00	$ 40.00	$ —	—

Storage

	220 East 42nd Street	1	3.0	283	283	$ 6.36	$ 6.36	$ —	—
	461 Fifth Avenue	1	5.0	200	285	$ 25.00	$ 18.26	$ —	—
	Total/Weighted Average	2	4.0	483	568	$ 15.71	$ 12.33	$ —	—

Renewals
	Early Renewals Office	12	4.1	55,510	59,656	$ 47.86	$ 43.77	$ 3.13	0.3
	Early Renewals Retail	1	3.0	279	279	$ 46.00	$ 40.00	$ —	—
	Early Renewals Storage	2	4.0	483	568	$ 15.71	$ 12.33	$ —	—
	Total	15	4.1	56,272	60,503	$ 47.55	$ 43.46	$ 3.09	0.2

(1)  Annual Base Rent

(2)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)  Average starting office rent excluding new tenants replacing vacancies is $64.83/rsf for 296,742 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $61.99/rsf for 356,398 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf

In 1st Quarter 2006 (1)	14	10,945	0.11%	$ 403,296	$ 36.85	$ 53.93	1	202	0.00%	$ 2,196	$ 10.87	$ 20.00
In 2nd Quarter 2006 (1)	1	1,912	0.02%	$ 65,004	$ 34.00	$ 45.00	0	0	0.00%	$ 0	$ 0.00	$ 0.00
In 3rd Quarter 2006 (1)	2	1,148	0.01%	$ 64,188	$ 55.91	$ 66.71	0	0	0.00%	$ 0	$ 0.00	$ 0.00
In 4th Quarter 2006	15	37,022	0.37%	$ 1,400,760	$ 37.84	$ 56.30	4	26,705	0.31%	$ 1,224,804	$ 45.86	$ 47.68

Total 2006	32	51,027	0.51%	$ 1,933,248	$ 37.89	$ 55.60	5	26,907	0.31%	$ 1,227,000	$ 45.60	$ 47.47

In 1st Quarter 2007	24	60,170	0.60%	$ 2,482,020	$ 41.25	$ 56.82	3	7,498	0.09%	$ 750,912	$ 100.15	$ 88.58
In 2nd Quarter 2007	36	149,139	1.48%	$ 5,735,088	$ 38.45	$ 49.19	6	155,262	1.81%	$ 10,040,280	$ 64.67	$ 73.44
In 3rd Quarter 2007	32	60,298	0.60%	$ 2,594,904	$ 43.03	$ 51.82	5	29,157	0.34%	$ 821,700	$ 28.18	$ 43.73
In 4th Quarter 2007	21	80,693	0.80%	$ 3,424,788	$ 42.44	$ 70.73	5	185,348	2.16%	$ 9,176,328	$ 49.51	$ 67.91

Total 2007	113	350,300	3.48%	$ 14,236,800	$ 40.64	$ 55.91	19	377,265	4.39%	$ 20,789,220	$ 55.11	$ 68.73

2008	113	684,299	6.79%	$ 28,182,180	$ 41.18	$ 53.27	26	548,827	6.39%	$ 24,375,456	$ 44.41	$ 67.58
2009	94	684,793	6.80%	$ 29,465,652	$ 43.03	$ 51.90	26	571,503	6.65%	$ 28,318,812	$ 49.55	$ 63.24
2010	121	1,433,192	14.22%	$ 57,844,752	$ 40.36	$ 48.10	30	1,587,997	18.48%	$ 79,924,056	$ 50.33	$ 64.97
2011	103	675,792	6.71%	$ 32,608,212	$ 48.25	$ 53.59	17	225,727	2.63%	$ 9,542,208	$ 42.27	$ 57.80
2012	53	809,163	8.03%	$ 24,955,668	$ 30.84	$ 42.34	16	264,965	3.08%	$ 10,581,120	$ 39.93	$ 58.07
2013	50	888,380	8.82%	$ 34,957,308	$ 39.35	$ 48.94	14	1,039,945	12.10%	$ 52,957,584	$ 50.92	$ 70.80
2014	23	338,292	3.36%	$ 12,616,512	$ 37.29	$ 47.67	18	219,552	2.55%	$ 15,685,272	$ 71.44	$ 95.97
2015	37	564,693	5.60%	$ 23,619,672	$ 41.83	$ 52.09	20	544,690	6.34%	$ 23,654,352	$ 43.43	$ 51.93
Thereafter	103	3,595,790	35.69%	$ 157,156,368	$ 43.71	$ 61.43	38	3,187,804	37.09%	$ 152,751,240	$ 47.92	$ 74.22

	842	10,075,721	100.00%	$ 417,576,372	$ 41.44	$ 53.96	229	8,595,182	100.00%	$ 419,806,320	$ 48.84	$ 68.83

(1)  Includes month to month holdover tenants that expired prior to 12/31/06.

(2)  Tenants may have multiple leases.

(3)  Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2006	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	98.3	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87.0	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96.0	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	100.0	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	89.5	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.9	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	81.8	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	98.8	N/A
	290 Madison Avenue			36,800	85.6	N/A
	292 Madison Avenue			187,000	97.0	99.7
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.6	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.9	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	92.1	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90.0	N/A	$41,250,000

Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98.0	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97.0	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97.0	97.8	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	97.7	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	92.2	$105,600,000

Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.6	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	100.0	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	100.0	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	89.7	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	97.3	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86.0	97.4	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.0	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	90.5	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.3	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	96.5	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	98.6	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		97.4	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17.2	72.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100.0	100.0	$19,750,000
				1,971,306			$1,229,950,000
2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	55.8	33.8	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	90.4	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	98.8	$182,000,000
Sep-06	717 Fifth Avenue	Fee Interest	Midtown / Plaza District	76,400	63.1	63.1	$235,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		90.5	$578,000,000
Dec-06	800 Third Avenue - 47% JV	Fee Interest	Grand Central North	526,000	96.9	96.9	$285,000,000
				1,273,400			$1,520,000,000

(1)  Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)  Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	$153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	$400,500,000	$501

(1)  Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2)  Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3)  Company sold a 50% JV interest in the property at an implied $240.0mm sales price

Supplemental Definitions

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green	Andrew Mathias
Chairman of the Board	Chief Investment Officer
Marc Holliday	Andrew S. Levine
CEO and President	General Counsel and Secretary
Gregory F. Hughes
Chief Financial Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.